UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2018

RAIT Financial Trust

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(215) 207-2100

N/A

________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 4, 2018, RAIT Financial Trust (“RAIT”) received the decision (the “Decision”) from the New York Stock Exchange (the “NYSE”) of the NYSE Committee for Review (the “Committee”) regarding RAIT’s previously disclosed request for the Committee to review the decisions of the NYSE Regulation staff (the “Staff”) to suspend and delist RAIT’s Common Shares of Beneficial Interest (the “Common Shares”) and the other securities of RAIT listed on the NYSE (collectively, the “Listed Securities”) from the NYSE.  In the Decision, the Committee affirmed the decisions of the Staff and found that the Staff acted properly when it determined to suspend trading in RAIT’s securities and initiate delisting proceedings against RAIT pursuant to Section 802.01D of the NYSE Listed Company Manual (the “Manual”) and that RAIT was in violation of Section 802.01B of the Manual which provided an additional independent basis to sustain the Staff determination to maintain delisting proceedings regarding RAIT.  As previously reported, on May 11, 2018, the NYSE suspended trading in the Listed Securities and commenced proceedings to delist the Listed Securities from the NYSE when the trading price of the Common Shares decreased to below $0.16 per share on May 11, 2018 because the NYSE, in interpreting the continued listing standards under Section 802.01D of the Manual, determined that a trading price of below $0.16 per share was “abnormally low” and, therefore, was cause for suspension of trading and delisting from the NYSE.  As previously reported, on June 5, 2018, the NYSE notified RAIT that RAIT was no longer in compliance with the continued listing standard set forth under Rule 802.01B of the Manual because RAIT had not maintained at least a $15.0 million average market capitalization over a 30 trading-day period.

On December 6, 2018, as a result of the Decision, the NYSE filed a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) notifying the SEC of the NYSE’s determination to remove the Listed Securities from listing on the NYSE (“Delisting”) and to terminate the registration (“12(b) Deregistration”) of the Listed Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Delisting will become effective on December 17, 2018 (“Delisting Date”) and the 12(b) Deregistration will become effective on or before March 5, 2019.  While the Listed Securities will remain suspended from trading on the NYSE through the Delisting Date, as previously reported, the Listed Securities are trading on the OTCQB.  The Delisting and 12(b) Deregistration, in and of themselves, do not affect the trading of the Listed Securities on the OTCQB or RAIT’s reporting requirements under Section 12(g) of the Exchange Act and do not cause an event of default under any of RAIT’s debt obligations.

Forward-Looking Statements

This report may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “intends,” “plans,” “expects,” “will,” “believe,” or other similar words or terms. Such forward-looking statements include, but are not limited to, statements regarding the delisting and deregistration of the Listed Securities; statements regarding trading of the Listed Securities on the OTCQB and statements regarding RAIT’s reporting obligations under the Exchange Act.  Such statements are subject to known and unknown risks, uncertainties and contingencies that may cause actual results to differ materially from the expectations, intentions, beliefs, strategies or predictions of the future expressed or implied by such forward-looking statements.  These risks, uncertainties and contingencies include, but are not limited to, the effect of the announcement of the actions described on RAIT’s business, including its financial and operating results and its employees, lenders and other capital sources and customers; that RAIT can provide no assurance that the Listed Securities will continue to trade on the OTCQB; whether broker-dealers will continue to provide public quotes of the Listed Securities on this market; whether the trading volume of the Listed Securities will be sufficient to provide for an efficient trading market; whether quotes for the Listed Securities may be blocked by OTC Markets Group in the future; whether RAIT will continue to be subject to reporting obligations under the Exchange Act; and other factors described in RAIT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other filings with the SEC.  RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

December 6, 2018	By:	/s/ John J. Reyle
Name: John J. Reyle
Title: Chief Executive Officer,
President and General Counsel